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                             BYLAWS

                               OF

                       DigiMedia USA, INC.


                    ARTICLE I - SHAREHOLDERS

   Section 1.1 Annual Meeting, The annual meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Florida. on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 2454 Northeast 13th Avenue, Fort Lauderdale, Florida, on the first Tuesday of June of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of Shareholders held within the year that such meeting shall be in lieu of the annual meeting.

   Section 1.2 Special Meetings: Call and Notice of Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, the President, or upon written request of the holder(s) of at least twenty-five percent (25%) of the outstanding common stock. Such meetings shall be held at such place, either within or without the State of Florida, as is stated in the call and notice thereof. Written notice of such meeting of Shareholders, stating the time and place of the meeting, and the purpose of any special meeting shall be mailed to each Shareholder entitled to vote at or to notice of such meeting at his or her address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such Shareholder waives notice of the meeting . Any Shareholder may execute a waiver of notice, in person or by proxy, either before or any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at nor the purpose of any meeting need be stated in the waiver of notice of such meeting.

   Notice of any meeting may be given by the President, the Secretary or by the person(s) calling such meeting. No notice need be given of the time, and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

   Section 1.3 Quorum: Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of Shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the special matter shall be the act of the Shareholders unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the Shareholders present may continue to do business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

   Section 1.4 Proxies. A Shareholder may vote either in person or by a proxy which be has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

   Section 1.5 Action of Shareholders Without Meeting. Any action required to be or which may be taken at a meeting of the Shareholders, may be taken without a meeting if written consent, setting forth the actions so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as unanimous affirmative vote of the Shareholders and shall be filed with the minutes of the proceedings of the Shareholders.

                     ARTICLE II - DIRECTORS

   Section 2.1 Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by the Bylaws.

   Section 2.2 Composition of the Board. The Board of Directors of the Corporation shall consist of between three and nine natural persons of the age of eighteen years or over, except that if all shares of the Corporation are owned beneficially and of' record by less than three (3) shareholders, the number of Directors may be less than three but not less than the number of shareholders. Directors need not be residents of the State of Florida or Shareholders of the Corporation. At each annual meeting the Shareholders shall fix the number of Directors and elect the Directors, who shall serve until their successors are elected and qualified; provided that the Shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors increase or reduce the number of Directors and add or remove Directors with or without cause at any time.

   Section 2.3 Meeting of the Board: Notice of Meeting; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of Shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meeting need be given, except as provided in Article VII of these Bylaws, in which case notice shall be given. Special meetings of the Board of Directors may be called by the President, or by two
(2) Directors, and written notice of the time and place of such meetings shall be given to each Director by telephone, telegraph, cablegram, Federal Express or in person at least two (2) days before the meeting. Any Director may execute a waiver of notice, either, before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Florida.

   Section 2.4 Quorum: Vote Requirement. A majority of the Directors in office at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by the Articles of Incorporation or by these Bylaws.

   Section 2.5 Action of the Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may he taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as an unanimous affirmative vote of the Board of Directors or committee, as the case may be.

   Section 2.6 Committees. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee, and/or other committees, each composed of two (2) or more Directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to (a) an amendment to the Articles of Incorporation or the Bylaws of the corporation, (b) the adoption of a plan of merger or consolidation, (c) the sale, lease. exchange or other disposition of all or substantially all of the property and assets of the Corporation, or (d) voluntary dissolution of the Corporation or a revocation thereof.

   Section 2.7 Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the Shareholders shall be filled by the Shareholders, or, if authorized by the Shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majoritv of the remaining Directors through less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no Director remains, by the Shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.



                     ARTICLE III - OFF1CERS

   Section 3.1 Executive Structure of the Corporation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers as may be elected by the Board of Directors. Each officer shall hold office for the term for which he has been elected until he is removed or his successor has been elected and qualified. The same individual may simultaneously hold more than one office in the Corporation. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.


   Section 3.2 President. The President shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the Shareholders.

   Section 3.3 Vice President. The Vice President shall act in the case of absence or disability of the President.

   Section 3.4  Secretary.   The Secretary shall keep the minutes
of the proceedings of the Shareholders and of the Board of Directors, and shall have custody of and attest to the seal of the Corporation.

   Section 3.5 Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

   Section   3.6  Other  Duties  and  Authority.   Each  officer,
employee and agent of the Corporation shall have such other duties and authority as may be conferred to him by the Board of Directors or delegated to him by the President.

   Section 3.7 Removal of Officers. Any officer may be removed at any time by the Board ()f Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term, with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

Section 3.8 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.




                       ARTICLE IV - STOCK

Section 4. 1 Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the Shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Shareholder, the number of shares represented and the date of issue; and which shall be signed by the President and/or the Secretary and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the share represented thereby has been fully paid.

   Section  4.2  Transfer  of Stock.   Shares  of  stock  of  the
Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate(s) representing the shares to be transferred, accompanied assignment in writing of such shares properly executed by the shareholder of record or his or her duly authorized attorney-in-fact, and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock,, such certificate shall at once be conspicuously marked on its face "canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concurring the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

   Section 4.3 Registered Stockholders. The Corporation may deem and treat the holder of record of stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

   Section 4.4 Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of Shareholders, not less than (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.


    Section 4.5 Restriction on Transfer of Stock. No transfer of any shares of stock of the Corporation (other than transfer without consideration to permitted transferees) shall be made on the books of the Corporation, and no unregistered transfer of any legal or equitable interest in any such shares shall be made or be effective unless all the provisions of this Bylaw shall have been complied with. Permitted transferees shall include only the heirs, the personal representative. spouse or descendants of the Shareholders or any trust for the sole benefit of any one or more of these permitted transferees or any existing Shareholder First, the shares shall. be offered in writing to the Corporation and its Shareholders for sale to them at a price fixed in such offer. The Corporation may, within ten (10) days after the receipt of such written offer, purchase all or any part of such shares by mailing or delivering a written acceptance to that effect to the person making such offer. If the Corporation shall accept such offer in whole or in part, it shall specify a settlement date not more than five (5) days after the date of such acceptance for the delivery to it, against payment, of the certificates representing the shares so purchased. Such certificates shall be delivered duly endorsed for transfer with signature guarantee and with all required tax stamps affixed or with funds for payment of such taxes. If the Corporation shall not purchase all of such shares, the Corporation shall, on behalf of the registered owner promptly notify its Shareholders in writing, by mail, or personal delivery that the balance of such shares is available for purchase by Shareholders at the price specified in the offer. Each shareholder may elect to purchase all or any part of such shares by a written acceptance to that effect received by the Corporation within fifteen (15) days after the date of mailing or delivery of such notification. If the Shareholders shall elect to purchase in the aggregate more shares than are available, the available shares shall be divided among the accepting Shareholders in proportion to their registered ownership of shares of the Corporation, rounding out fractions of shares, if any, in favor of smaller Shareholders. @iitd without allocating to any Shareholder shares which he does not desire to purchase. Such apportionment shall be made by the President of the Corporation and he shall fix the earliest practicable settlement date for the completion of the purchase of such shares and shall notify all interested persons of the apportionment and the settlement date by such means as he shall deem sufficient. Promptly after such settlement, or if no Shareholders elect to Purchase such shares then promptly after the expiration of the time for such election, the President shall determine whether all of the provisions of this Bylaw have been complied with, and if they have, he shall declare the unpurchased shares free shares and shall notify the registered owner of such determination. For a period of three (3) months beginning on the first full business day following the date of such notification the shares so declared to be free may be sold by the owner thereof to any person, whether or not a shareholder, at a price not less than and on terms no less favorable than the price and terms in. which the, shares were offered to the Corporation and its Shareholders. After such three (3) month period, such shares shall again be subject to the restrictions imposed by this Bylaw. The President's decision regarding the apportionment among the Shareholders, the settlement and all matters relating to the interpretation of this Bylaw shall be final. In the absence of the President, such decisions shall be made by the Senior Vice President, if any, and if Tik-)i, then by the Secretary. Shares transferred to any individual or entity shall remain subject to the restrictions and provisions of this section.

   Shares that are restricted pursuant to this section shall be so indicated by having the following legend on each certificate:

        "Notice is hereby given that the sale, assignment, transfer, pledge or other disposition of the shares of capital stock represented by this certificate is subject to the transfer" restrictions contained within the Bylaws of the Corporation, a copy of which is on file in the Office of the Secretary of the Corporation."

To the extent this section conflicts with any Buy-Sell Agreement between the Corporation and its Shareholders, such Buy-Sell
Agreement shall control.

   Section 4.6 The Corporation may issue Certificates for Common Stock Purchase Options. Said Certificates shall be issued subject to terms and conditions set by the Board of Directors, which shall provide for the terms for exercising sale Certificates by surrendering said Certificate(s) to exercise an option to purchase stock. All such Certificates and the Shares issued pursuant thereto shall be restricted, unless and until the Corporation is successful in procuring a registration for said shares. The pricing for such shares shall be determined by the Board of Directors.




           ARTICLE V  DEPOSITORIES SIGNATORIES, SEAL;

   Section 5.1 Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank(s) or other financial institutions as the Board. of Directors may from time to time designate and shall be drawn down on checks, drafts or other orders signed on behalf of the Corporation by such persons as the Board of Directors may from time to time designate.

   Section 5.2 Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the corporation by the President or by such other officer(s) or agent(s) as the Board of Directors may from time to time by resolution provide.

   Section 5.3 If the seal is affixed to a document, the signature of the Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any documents and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                     ARTICLE VI - INDEMNITY

   Any person who was or is a party or is threatened to be made a party to any threatened. pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. including any action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director of Officer of another corporation, partnership, joint venture. trust or, other enterprise, shall be indemnified by the Corporation against expenses including reasonable attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection such action, suit or proceeding, unless that person failed to meet the standard of conduct set forth in the General Corporation Law of Nevada.



                ARTICLE VII - AMENDMENT OF BYLAWS

   The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the Shareholders-. The Shareholders may prescribe that any Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then in office. Action by the Shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote. Prior to any action under this Article, seven (7) days written notice (in accordance with the requirements of Article 11, Section 2.3) shall be given to the Directors, and ten (10) days written notice (in accordance with the requirements of Article I, Section 1.2) shall be given to the Shareholders.

   I. Gene Farmer, Vice-President of DigiMedia USA, Inc., certify that the foregoing are the Bylaws of said Company, adopted
September 13, 1996.


DigiMedia USA, Inc.




Gene Farmer